Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports dated August 25, 2014, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Sysco Corporation and subsidiaries included in this Annual Report (Form 10-K) of Sysco Corporation for the year ended June 28, 2014, in the following registration statements and related prospectuses.

Sysco Corporation Form S-4/A	File No. 333-196585

Sysco Corporation Form S-4	File No. 333-196585

Sysco Corporation Form S-8	File No. 333-192353

Sysco Corporation Form S-3	File No. 333-126199

Sysco Corporation Form S-3	File No. 333-179582

Sysco Corporation Form S-4	File No. 333-50842

Sysco Corporation Form S-8	File No. 333-147338

Sysco Corporation Form S-8	File No. 33-45820

Sysco Corporation Form S-8	File No. 333-58276

Sysco Corporation Form S-8	File No. 333-163189

Sysco Corporation Form S-8	File No. 333-163188

Sysco Corporation Form S-8	File No. 333-170660

/s/ Ernst & Young LLP

Houston, Texas

August 25, 2014